Exhibit 99.2

2022

Year Ended
December 31, 2022

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST
Litchfield Market Village
Pawleys Island, SC

ShopRite
cdr
CEDAR REALTY TRUST
South Philadelphia
Philadelphia, PA

Food Depot
WHLR
REAL ESTATE INVESTMENT TRUST
Lagrange Marketplace
Lagrange, GA

ACME
cdr
CEDAR REALTY TRUST
Washington Center Shoppes
Sewell, NJ

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the impact of the COVID-19 pandemic or any future pandemic, endemic or outbreak of infectious disease, and mitigation efforts to control their spread, on the financial condition, operating results and cash flows of Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR"), the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; anticipated substantial dilution of our common stock after September 21, 2023 that may result from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock of their redemption rights; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the similar or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors; inability to successfully integrate the acquisition of Cedar Realty Trust, Inc.; changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the

WHLR | Financial & Operating Data	2

physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”) in light of economic, market, legal, tax and other considerations, including the Inflation Reduction Act of 2022; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership") and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements are based on management's beliefs, assumptions and expectations of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell
Michelle D. Bergman	E. J. Borrack
E. J. Borrack	M. Andrew Franklin
Kerry G. Campbell	Paula Poskon
Saverio M. Flemma	Crystal Plum
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	American Stock Transfer & Trust Co. 6201 15th Ave Brooklyn, NY 11219 www.amstock.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended December 31, 2022

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,846)
Net loss per basic and diluted shares	$(0.60)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(942)
FFO per common share and OP unit	$(0.09)
Adjusted FFO (AFFO) (in 000s) (1)	$1,818
AFFO per common share and OP unit	$0.18

Assets and Leverage
Investment Properties, net of $78.2 million accumulated depreciation (in 000s)	$560,980
Cash and Cash Equivalents (in 000s)	$28,491
Total Assets (in 000s)	$684,536
Total Debt (in 000s)	$482,447
Debt to Total Assets	70.48%
Debt to Gross Asset Value	62.81%

Market Capitalization
Common shares outstanding	9,793,957
OP units outstanding	144,942
Total common shares and OP units	9,938,899

Ticker	Shares Outstanding at December 31, 2022	Fourth Quarter stock price range	Stock price as of December 31, 2022
WHLR	9,793,957	$1.22-$1.99	$1.40
WHLRP	3,379,142	$1.26-$3.30	$1.52
WHLRD	3,152,392	$10.01-$13.37	$12.84
CDRpB	1,450,000	$8.10-$16.99	$14.51
CDRpC	5,000,000	$6.66-$12.92	$11.76

Common Stock market capitalization (as of December 31, 2022 closing stock price, in 000s)	13,712

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,309,977	2,862,550
Occupancy Rate	94.7%	82.3%
Leased Rate (2)	96.5%	86.2%
Annualized Base Rent (in 000s)	$48,996	$24,244
Total number of leases signed or renewed	41	16
Total sq. ft. leases signed or renewed	287,884	267,707

(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Reflects leases executed through December 31, 2022 that commence subsequent to the end of the current reporting period.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and twelve months ended December 31, 2022. For the three months ended December 31, 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was ($0.60) per share and ($0.78) per share, respectively. For the years ended December 31, 2022 and 2021, WHLR's net loss attributable to WHLR's Common Stock stockholders was ($2.20) per share and ($1.36) per share, respectively.

2022 FOURTH QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio, excluding Cedar was 96.5% leased, a 230 basis point increase from 94.2%.
•The Company's real estate portfolio, excluding Cedar was 94.7% occupied, a 310 basis point increase from 91.6%.
•The Company invested $8.5 million in capital expenditures into the properties.
•The Company's real estate portfolio includes 39 properties that are 100% leased.
•WHLR Quarter-To-Date Leasing Activity
•Executed 27 lease renewals totaling 217,652 square feet at a weighted-average increase of $0.94 per square foot, representing an increase of 9.19% over in-place rental rates.
•Signed 14 new leases totaling 70,232 square feet with a weighted-average rental rate of $9.78 per square foot.
•CDR Quarter-To-Date Leasing Activity
•Executed 7 lease renewals totaling 146,854 square feet at a weighted-average increase of $1.36 per square foot, representing an increase of 14.35% over in-place rental rates.
•Signed 9 new leases totaling 120,853 square feet with a weighted-average rental rate of $11.04 per square foot.
•The Cedar portfolio was 86.2% leased, a 170 basis point increase from 84.5% as of September 30, 2022.
•The Cedar portfolio was 82.3% occupied, a 30 basis point decrease from 82.6% occupied as of September 30, 2022, due to the Company changing business strategy from redevelopment to active leasing at two Cedar properties resulting in increased GLA.
•The Company’s GLA, which is subject to leases that expire over the next twelve months and includes month-to-month leases, increased to approximately 6.77%, compared to 6.16% at December 31, 2021. At December 31, 2022, 42.26% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 20 and provides additional details on the Company's leases).
•As of December 31, 2022, the Company signed leases representing $2.6 million of annualized base rent ("ABR"), whereby rent will commence on these leases within the next twelve months.
OPERATIONS
•Total revenue increased by 72.94% or $11.4 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
•Total operating expenses increased by 76.49% or $8.5 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
FINANCIAL
•Funds from operations ("FFO") of $(942) thousand, or $(0.09) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(3.4) million, or $(0.34) per share.
•Adjusted Funds from Operations ("AFFO") of $0.18 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.19 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, increased by 5.15% and increased by 6.96% on a cash basis. Same store results were impacted by a 6.17% increase in revenue due to increased occupancy, offset by an increase in same store property expenses of 8.32% primarily driven by increases in insurance, real estate taxes and repairs and maintenance.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	6

CAPITAL MARKETS
•The obligations under the KeyBank-Cedar Loan Agreement, collateralized by 19 properties were satisfied in full with the proceeds of the Guggenheim-Cedar Loan Agreement and Patuxent Crossing/Coliseum Marketplace Loan Agreement, collateralized by a total of 12 properties, detailed below:
•On October 28, 2022, Cedar entered into a loan agreement (the “Guggenheim-Cedar Loan Agreement”) with Guggenheim Real Estate, LLC., for $110.0 million at a fixed rate of 5.25% with monthly interest-only payments due for the first five years and monthly principal and interest payments for the remaining five years through maturity in 2032. Wheeler REIT, L.P. serves as a guarantor.
•On December 21, 2022, Cedar entered into a loan agreement (the "Patuxent Crossing/Coliseum Marketplace Loan Agreement”) with CITI Real Estate Funding, Inc. for $25.0 million at a fixed rate of 6.35% with interest-only payments due monthly through maturity, January 6, 2033.
•Recognized a non-operating gain of $198 thousand due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative.
•Interest expense was $11.0 million and $13.2 million for the three months ended December 31, 2022 and 2021, respectively, representing a decrease of 16.55%. See page 15 for further details.
DISPOSITIONS
•On December 9, 2022, the Company sold Butler Square for $9.3 million, generating a gain of $2.6 million and net proceeds of $8.7 million, which were used to paydown the loan collateralized by the property.

2022 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
CEDAR ACQUISITION
•In August, the Company completed a strategic acquisition of Cedar (the "Cedar Acquisition") further expanding WHLR's grocery-anchored portfolio into the Northeast. In conjunction with the Cedar Acquisition, Cedar entered into a loan agreement (the “KeyBank-Cedar Loan Agreement”) with KeyBank National Association for $130.0 million with interest-only payments due monthly through maturity, August 22, 2023. The interest rate on this term loan consists of the Secured Overnight Financing Rate plus 0.10% plus an applicable margin of 2.5%. Commencing in February 2023, the applicable margin increases to 4.0%. The obligations under the KeyBank-Cedar Loan Agreement were satisfied in full with the proceeds of the two Cedar loan agreements described in the fourth quarter highlights above resulting in Cedar related property debt having a weighted-average interest rate of 5.45% with a term of 9.9 years.
•The addition of 19 properties increased the total operating portfolio to 76 shopping centers and approximately 8.2 million square feet of gross leasable area, increasing the annualized base rent $23.9 million (at the time of the acquisition).
LEASING
•WHLR Year-To-Date Leasing Activity (excluding the Cedar portfolio)
•Executed 126 lease renewals totaling 804,998 square feet at a weighted-average increase of $0.71 per square foot, representing an increase of 7.73% over in-place rental rates.
•Signed 65 new leases totaling 214,936 square feet with a weighted-average rental rate of $11.88 per square foot.
•CDR six months ending December 31, 2022 Leasing Activity
•Executed 17 lease renewals totaling 219,048 square feet at a weighted-average increase of $1.05 per square foot, representing an increase of 10.26% over in-place rental rates.
•Signed 14 new leases totaling 159,213 square feet with a weighted-average rental rate of $10.70 per square foot.
OPERATIONS
•Total revenue increased by 25.01% or $15.3 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
•Total operating expenses increased by 24.62% or $10.8 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
FINANCIAL
•Funds from operations ("FFO") of $(3.2) million, or $(0.32) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(2.5) million, or $(0.25) per share.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	7

•Adjusted Funds from Operations ("AFFO") of $0.80 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P. as compared to $0.68 per share.
SAME STORE
•Same store NOI, which excludes the impact of the Cedar portfolio, increased by 3.03% and increased by 4.72% on a cash basis. Same store results were impacted by a 4.29% increase in revenue primarily due to increased occupancy, partially offset by an increase in same store property expenses of 6.98% primarily driven by increases in insurance, repairs and maintenance and grounds and landscaping.
•Same store corporate general and administrative expense decreased by $213 thousand or 3.02%.
CAPITAL MARKETS
•On June 17, 2022, the Company entered into a term loan agreement (the “Guggenheim Loan Agreement”) with Guggenheim Real Estate, LLC, for $75.0 million at a fixed rate of 4.25% with monthly interest-only payments for the first five years and monthly principal and interest payments for the remaining five years through maturity in 2032. The Guggenheim Loan Agreement is collateralized by twenty-two properties and loan proceeds were used to refinance eleven loans including $1.5 million in defeasance, increasing the weighted average term by 8.5 years and reducing the weighted average interest rate by 110 basis points.
•On July 6, 2022, the Company entered into a loan agreement (the “JANAF Loan Agreement”) with CITI Real Estate Funding Inc. for $60.0 million at a fixed interest rate of 5.31% with interest-only payments through maturity, July 6, 2032. The JANAF Loan Agreement proceeds were used to refinance three loans including $1.2 million in defeasance, increasing the weighted average term by 8.6 years and increasing annual cash flow by $1.6 million.
•Recognized a non-operating loss of $2.3 million due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative.
•Interest expense was $30.1 million and $33.0 million for the years ended December 31, 2022 and 2021, respectively, representing a decrease of 8.84%, see page 16 for further details.
•Recognized $760 thousand in impairment expense on Harbor Pointe Land Parcel.
•Loans payable increased $136.2 million compared to December 31, 2021 and were impacted by:
•$130.0 million increase from the KeyBank-Cedar Loan Agreement subsequently paid down with proceeds from the $110.0 million Guggenheim-Cedar Loan Agreement and $25.0 million Patuxent Crossing/Coliseum Marketplace Loan Agreement;
•$75.0 million increase from the Guggenheim Loan Agreement which paid down $64.2 million on eleven loans;
•$60.0 million increase from the JANAF Loan Agreement which paid down $56.4 million on three loans associated with JANAF;
•$3.1 million paydown with the sale of Walnut Plaza and final principal payment;
•$5.6 million paydown with the sale of Butler Square; and
•$4.4 million monthly principal payments.
DISPOSITIONS
•On January 11, 2022, the Company sold Walnut Hill Plaza for $1.9 million, generating a loss of $15 thousand and net proceeds of $1.8 million, which were used to pay down the loan collateralized by the property.
OTHER
•The Company recognized non-operating expenses of $691 thousand due to legal settlement costs.

BALANCE SHEET
•Cash and cash equivalents totaled $28.5 million, compared to $22.9 million at December 31, 2021.
•Restricted cash totaled $27.4 million, compared to $17.5 million at December 31, 2021. The funds at December 31, 2022 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $482.4 million, compared to $346.3 million at December 31, 2021.
•WHLR's weighted-average interest rate on property level debt, excluding Cedar, was 4.58% with a term of 6.2 years, compared to 4.68% with a term of 3.5 years at December 31, 2021. The weighted-average interest rate on all debt was 4.99% with a term of 7.4 years, compared to 4.90% with a term of 4.1 years at December 31, 2021.
•Net investment properties totaled $561.0 million compared to $386.7 million as of December 31, 2021.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred were $10.99 per share as of December 31, 2022, with $0.67 and $2.69 per share attributable to the three and twelve months ended December 31, 2022, respectively.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	8

•Since the CDR Acquisition in August 2022, Cedar has paid $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred and CDR Series C Preferred, respectively.

Exchange Offer and Consent Solicitation
•On November 22, 2022, the Company commenced an exchange offer for its outstanding shares of Series D Preferred (the “Exchange Offer”). As subsequently amended, the terms of the Exchange Offer provided for the exchange of up to 2,112,103 outstanding shares of Series D Preferred, representing 67% of the outstanding shares of Series D Preferred, for (i) 6.00% Subordinated Convertible Notes due 2028, and (ii) Common Stock, in each case to have been newly issued by the Company, and related consents (the “Consent Solicitation”) from the holders of the Series D Preferred (the “Series D Preferred Holders”) to certain amendments to the Company’s charter that would have modified the terms of the Series D Preferred (the “Proposed Amendments”).
•The consummation of the Exchange Offer and Consent Solicitation was subject to, and was conditional upon, the satisfaction of certain conditions, including the condition that the holders of at least 66 2/3% of the outstanding shares of Series D Preferred (i) validly tender their Series D Preferred into the Exchange Offer, and do not validly withdraw such Series D Preferred, on or prior to the expiration date of the Exchange Offer, and (ii) consent to the Proposed Amendments. As of the expiration of the Exchange Offer on January 20, 2023, 864,391 shares of Series D Preferred (representing 26.8% of the total outstanding Series D Preferred) had been validly tendered (and not validly withdrawn) in the Exchange Offer. Accordingly, the condition that the holders of at least 66 2/3% of the outstanding shares of Series D Preferred (i) validly tender their Series D Preferred into the Exchange Offer, and not validly withdraw such Series D Preferred, and (ii) consent to the Proposed Amendments, had not been satisfied, and the Exchange Offer expired on January 20, 2023. As a result, the Series D Preferred remains outstanding with no change to its terms.

SUBSEQUENT EVENTS
•On February 21, 2023 the Company purchased a 2.5 acre land parcel adjacent to St. George Plaza, located in St. George, SC, for $160 thousand.
•In February 2023, Cedar paid $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred and CDR Series C Preferred, respectively.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	9

Consolidated Balance Sheets
$ in 000s, except par value and share data

	December 31,
	2022	2021
ASSETS:
Investment properties, net	$560,980	$386,730
Cash and cash equivalents	28,491	22,898
Restricted cash	27,374	17,521
Rents and other tenant receivables, net	13,544	9,233
Assets held for sale	—	2,047
Above market lease intangibles, net	3,134	2,424
Operating lease right-of-use assets	15,133	12,455
Deferred costs and other assets, net	35,880	11,973
Total Assets	$684,536	$465,281
LIABILITIES:
Loans payable, net	$466,029	$333,283
Liabilities associated with assets held for sale	—	3,381
Below market lease intangibles, net	23,968	3,397
Derivative liabilities	7,111	4,776
Operating lease liabilities	16,478	13,040
Accounts payable, accrued expenses and other liabilities	18,398	11,054
Total Liabilities	531,984	368,931
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,152,392 shares issued and outstanding, respectively; $113.44 million and $104.97 million aggregate liquidation value, respectively)	101,518	92,548

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock no par value, 5,000,000 authorized, 3,379,142 and 1,872,448 shares issued and outstanding, respectively; $84.48 million and $46.81 million aggregate liquidation preference, respectively)	44,911	41,189
Common Stock ($0.01 par value, 200,000,000 shares authorized, 9,793,957 and 9,720,532 shares issued and outstanding, respectively)	98	97
Additional paid-in capital	234,993	234,229
Accumulated deficit	(295,617)	(274,107)
Total Stockholders’ (Deficit) Equity	(15,162)	1,861
Noncontrolling interests	66,196	1,941
Total Equity	51,034	3,802
Total Liabilities and Equity	$684,536	$465,281

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	10

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
REVENUE:
Rental revenues	$26,053	$15,422	$75,195	$60,368
Other revenues	898	162	1,450	942
Total Revenue	26,951	15,584	76,645	61,310
OPERATING EXPENSES:
Property operations	9,094	5,045	25,731	19,618
Depreciation and amortization	7,318	3,764	19,540	14,797
Impairment of assets held for sale	—	100	760	2,300
Corporate general & administrative	3,186	2,195	8,620	7,140
Total Operating Expenses	19,598	11,104	54,651	43,855
Gain (loss) on disposal of properties	2,619	(88)	2,604	2,055
Operating Income	9,972	4,392	24,598	19,510
Interest income	23	25	65	34
Interest expense	(11,028)	(13,215)	(30,107)	(33,028)
Net changes in fair value of derivative liabilities	198	3,465	(2,335)	3,768
Other income	—	—	—	552
Other expense	—	—	(691)	(185)
Net Loss Before Income Taxes	(835)	(5,333)	(8,470)	(9,349)
Income tax expense	—	—	—	(2)
Net Loss	(835)	(5,333)	(8,470)	(9,351)
Less: Net income attributable to noncontrolling interests	2,747	20	3,984	92
Net Loss Attributable to Wheeler REIT	(3,582)	(5,353)	(12,454)	(9,443)
Preferred Stock dividends - undeclared	(2,264)	(2,187)	(9,056)	(8,837)
Deemed contribution related to preferred stock redemption	—	—	—	5,040
Net Loss Attributable to Wheeler REIT Common Stockholders	$(5,846)	$(7,540)	$(21,510)	$(13,240)

Loss per share:
Basic and Diluted	$(0.60)	$(0.78)	$(2.20)	$(1.36)
Weighted-average number of shares:
Basic and Diluted	9,793,504	9,719,239	9,760,704	9,711,944

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	11

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net Loss	$(835)	$(5,333)	$(8,470)	$(9,351)
Depreciation and amortization of real estate assets	7,318	3,764	19,540	14,797
Impairment of assets held for sale	—	100	760	2,300
(Gain) loss on disposal of properties	(2,619)	88	(2,604)	(2,055)
FFO	3,864	(1,381)	9,226	5,691
Preferred stock dividends - undeclared	(2,264)	(2,187)	(9,056)	(8,837)
Dividends on noncontrolling interests preferred stock	(2,688)	—	(3,913)	—
Preferred stock redemption	—	—	—	70
Preferred stock accretion adjustments	146	146	584	600
FFO available to common stockholders and common unitholders	(942)	(3,422)	(3,159)	(2,476)
Capital related costs	48	95	27	438
Other non-recurring and non-cash expenses (2)	(344)	(13)	3,065	352
Net changes in fair value of derivative liabilities	(198)	(3,465)	2,335	(3,768)
Share based compensation	—	14	—	14
Straight-line rental revenue, net straight-line expense	(323)	(155)	(768)	(1,026)
Loan cost amortization	3,944	7,510	6,098	12,710
Paid-in-kind interest	1,640	1,610	3,739	1,610
Above (below) market lease amortization	(1,601)	(15)	(2,079)	13
Recurring capital expenditures and tenant improvement reserves	(406)	(271)	(1,354)	(1,096)
AFFO	$1,818	$1,888	$7,904	$6,771

Weighted Average Common Shares	9,793,504	9,719,239	9,760,704	9,711,944
Weighted Average Common Units	144,942	216,636	177,301	219,636
Total Common Shares and Units	9,938,446	9,935,875	9,938,005	9,931,580
FFO per Common Share and Common Units	$(0.09)	$(0.34)	$(0.32)	$(0.25)
AFFO per Common Share and Common Units	$0.18	$0.19	$0.80	$0.68

(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2022.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)
$ in 000s

	Three Months Ended December 31,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net (Loss) Income	$351	$(5,177)	$(1,186)	$(156)	$(835)	$(5,333)
Adjustments:
Net changes in fair value of derivative liabilities	(198)	(3,465)	—	—	(198)	(3,465)
Interest expense	5,276	13,111	5,752	104	11,028	13,215
Interest income	(23)	(25)	—	—	(23)	(25)
(Gain) loss on disposal of properties	—	—	(2,619)	88	(2,619)	88
Corporate general & administrative	2,040	2,181	1,146	14	3,186	2,195
Impairment of assets held for sale	—	—	—	100	—	100
Depreciation and amortization	3,413	3,679	3,905	85	7,318	3,764
Other non-property revenue	(52)	(26)	(1,554)	2	(1,606)	(24)
Property Net Operating Income	$10,807	$10,278	$5,444	$237	$16,251	$10,515

Property revenues	$16,120	$15,183	$9,225	$377	$25,345	$15,560
Property expenses	5,313	4,905	3,781	140	9,094	5,045
Property Net Operating Income	$10,807	$10,278	$5,444	$237	$16,251	$10,515

	Years Ended December 31,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net Loss	$(5,926)	$(8,179)	$(2,544)	$(1,172)	$(8,470)	$(9,351)
Adjustments:
Income tax expense	—	2	—	—	—	2
Other expense	691	185	—	—	691	185
Net changes in fair value of derivative liabilities	2,335	(3,768)	—	—	2,335	(3,768)
Interest expense	23,067	31,551	7,040	1,477	30,107	33,028
Interest Income	(65)	(34)	—	—	(65)	(34)
Gain on disposal of properties	—	—	(2,604)	(2,055)	(2,604)	(2,055)
Corporate general & administrative	6,850	7,063	1,770	77	8,620	7,140
Impairment of assets held for sale	760	—	—	2,300	760	2,300
Depreciation and amortization	14,193	14,404	5,347	393	19,540	14,797
Other non-property revenue	(33)	(585)	(2,069)	10	(2,102)	(575)
Property Net Operating Income	$41,872	$40,639	$6,940	$1,030	$48,812	$41,669

Property revenues	$62,150	$59,594	$12,393	$1,693	$74,543	$61,287
Property expenses	20,278	18,955	5,453	663	25,731	19,618
Property Net Operating Income	$41,872	$40,639	$6,940	$1,030	$48,812	$41,669
(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	13

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended December 31,		Years Ended December 31,
		2022	2021	2022	2021
Net Loss		$(835)	$(5,333)	$(8,470)	$(9,351)
Add back:	Depreciation and amortization (1)	5,717	3,749	17,461	14,810
	Interest Expense (2)	11,028	13,215	30,107	33,028
	Income tax expense	—	—	—	2
EBITDA		15,910	11,631	39,098	38,489
Adjustments for items affecting comparability:
	Capital related costs	48	95	27	438
	Change in FMV of derivative liabilities	(198)	(3,465)	2,335	(3,768)
	Other non-recurring and non-cash expenses (3)	(353)	(8)	413	(361)
	Impairment of assets held for sale	—	100	760	2,300
	(Gain) loss on disposal of properties	(2,619)	88	(2,604)	(2,055)
Adjusted EBITDA		$12,788	$8,441	$40,029	$35,043
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended December 31, 2022.
(4)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	14

Debt Summary
$ in 000s
Loans Payable:         $482.45 million
Weighted Average Interest Rate:     4.99%

Property/Description	Monthly Payment	Interest Rate	Maturity	December 31, 2022	December 31, 2021
Cypress Shopping Center	$34,360	4.70%	July 2024	$5,903	$6,031
Port Crossing	$34,788	4.84%	August 2024	5,641	5,778
Freeway Junction	$41,798	4.60%	September 2024	7,273	7,431
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,186	3,267
Bryan Station	$23,489	4.52%	November 2024	4,136	4,226
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,716	7,861
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,615	5,757
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (2)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,409	4,483
Tuckernuck	$32,202	5.00%	March 2026	4,915	5,052
Chesapeake Square	$23,857	4.70%	August 2026	4,106	4,192
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,086	6,176
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,144	8,277
Village of Martinsville	$89,664	4.28%	July 2029	15,181	15,589
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (3)	$100,222	4.25%	September 2031	18,003	18,430
Convertible Notes	Interest only	7.00%	December 2031	33,000	33,000
Guggenheim Loan Agreement (4)	Interest only	4.25%	July 2032	75,000	—
JANAF Loan Agreement (5)	Interest only	5.31%	July 2032	60,000	—
Guggenheim-Cedar Loan Agreement (6)	Interest only	5.25%	November 2032	110,000	—
Patuxent Crossing/Coliseum Marketplace Loan Agreement	Interest only	6.35%	January 2033	25,000	—
Walnut Hill Plaza	$26,850	5.50%	March 2023	—	3,145
Litchfield Market Village	$46,057	5.50%	November 2022	—	7,312
Twin City Commons	$17,827	4.86%	January 2023	—	2,843
New Market	$48,747	5.65%	June 2023	—	6,291
Benefit Street Note	$53,185	5.71%	June 2023	—	6,914
Deutsche Bank Note	$33,340	5.71%	July 2023	—	5,488
First National Bank	$24,656	LIBOR + 350 basis points	August 2023	—	789
Lumber River	$10,723	LIBOR + 350 basis points	September 2023	—	1,296
Tampa Festival	$50,797	5.56%	September 2023	—	7,753
Forrest Gallery	$50,973	5.40%	September 2023	—	8,060
South Carolina Food Lions Note	$68,320	5.25%	January 2024	—	11,259
Folly Road	$41,482	4.65%	March 2025	—	7,063
JANAF	$333,159	4.49%	July 2023	—	47,065
JANAF Bravo	$35,076	5.00%	May 2024	—	5,936
JANAF BJ's	$29,964	4.95%	January 2026	—	4,725
Butler Square	Interest only	3.90%	May 2025	—	5,640
Total Principal Balance (1)				482,447	346,262
Unamortized debt issuance cost (1)				(16,418)	(9,834)
Total Loans Payable, including assets held for sale				466,029	336,428
Less loans payable on assets held for sale, net loan amortization costs				—	3,145
Total Loans Payable, net				$466,029	$333,283
(1) Includes loans payable on assets held for sale. The loan agreements include customary prepayment penalties or defeasance costs, which can be incurred by the company when prepaying or defeasing loans.
(2) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(3) October 2026 the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(4) Collateralized by 22 properties.
(5) Collateralized by JANAF properties.
(6) Collateralized by 10 Cedar properties.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	15

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
December 31, 2023	$2,343	0.49%
December 31, 2024	33,690	6.98%
December 31, 2025	79,697	16.52%
December 31, 2026	19,347	4.01%
December 31, 2027	9,440	1.96%
Thereafter	337,930	70.04%
Total principal repayments and debt maturities	$482,447	100.00%

Interest Expense
$ in 000s

	Three Months Ended December 31,		Twelve Months Ended December 31,		Three Months Ended Changes		Twelve Months Ended Changes
	2022	2021	2022	2021	Change	% Change	Change	% Change
Property debt interest - excluding Cedar debt	$3,777	$2,738	$14,717	$14,611	$1,039	37.95%	$106	0.73%
Convertible Notes interest (1)	1,062	1,784	3,739	1,610	(722)	(40.47)%	2,129	132.24%
Defeasance paid	—	—	2,614	687	—	—%	1,927	280.49%
Amortization of deferred financing costs	3,944	7,510	6,098	12,710	(3,566)	(47.48)%	(6,612)	(52.02)%
Interest on corporate debt	—	1,183	—	3,410	(1,183)	(100.00)%	(3,410)	(100.00)%
Property debt interest - Cedar	2,245	—	2,939	—	2,245	100.00%	2,939	100.00%
Total Interest Expense	$11,028	$13,215	$30,107	$33,028	$(2,187)	(16.55)%	$(2,921)	(8.84)%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	16

Property Summary

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,215	$8.00
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	96.8%	94.1%	69,648	1,254	18.01
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	464	13.29
Brook Run Shopping Center	Richmond, VA	20	147,738	87.0%	87.0%	128,495	1,167	9.08
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	637	11.73
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	504	10.07
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	838	7.76
Clover Plaza	Clover, SC	9	45,575	100.0%	97.1%	44,275	360	8.12
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	986	5.78
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	16	80,435	59.9%	39.5%	31,775	447	14.06
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	733	15.35
Forrest Gallery	Tullahoma, TN	28	214,451	90.0%	90.0%	193,024	1,425	7.38
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,250	11.00
Freeway Junction	Stockbridge, GA	17	156,834	97.5%	97.5%	152,984	1,323	8.65
Franklin Village	Kittanning, PA	25	151,821	99.9%	99.9%	151,673	1,297	8.55
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	596	9.11
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	761	8.16
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	451	8.26
JANAF (4)	Norfolk, VA	118	798,086	96.7%	95.0%	758,320	8,993	11.86
Laburnum Square	Richmond, VA	19	109,405	99.1%	96.9%	106,045	970	9.14
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	548	10.42
LaGrange Marketplace	LaGrange, GA	14	76,594	93.7%	93.7%	71,800	443	6.17
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	363	8.33
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	272	6.92
Litchfield Market Village	Pawleys Island, SC	24	86,740	94.8%	94.8%	82,202	1,028	12.51
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	474	7.09
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	646	11.51
New Market Crossing	Mt. Airy, NC	12	117,076	100.0%	100.0%	117,076	1,035	8.84
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	452	10.57
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,437	1,055	9.64
Port Crossing	Harrisonburg, VA	7	65,365	95.9%	95.9%	62,715	813	12.97
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	100.0%	91,188	769	8.43
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,509	14.86
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	714	10.67
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	97.3%	97.3%	55,084	657	11.92
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	242	5.61
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	379	6.43
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	303	8.44
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	401	6.78
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,111	9.99
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	17

Property Summary (continued)

Property	Location	Number of Tenants	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	19	141,580	98.9%	66.7%	94,380	$932	$9.88
Tri-County Plaza	Royston, GA	7	67,577	90.2%	90.2%	60,977	432	7.08
Tuckernuck	Richmond, VA	17	93,440	98.6%	98.6%	92,173	999	10.84
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	488	10.23
Village of Martinsville	Martinsville, VA	21	288,254	100.0%	96.4%	277,742	2,199	7.92
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	503	10.11
Westland Square	West Columbia, SC	11	62,735	100.0%	100.0%	62,735	537	8.57
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	653	16.04
	WHLR TOTAL	773	5,309,977	96.5%	94.7%	5,030,190	$48,996	$9.74
CDR
Brickyard Plaza	Berlin, CT	10	227,598	100.0%	99.2%	225,821	$2,027	$8.98
Carll's Corner	Bridgeton, NJ	5	129,582	27.5%	21.1%	27,324	400	14.63
Coliseum Marketplace	Hampton, VA	9	106,648	100.0%	45.9%	48,986	610	12.46
Fairview Commons	New Cumberland, PA	10	52,964	77.5%	77.5%	41,064	448	10.91
Fieldstone Marketplace	New Bedford, MA	10	193,970	71.7%	71.7%	139,139	1,652	11.87
Gold Star Plaza	Shenandoah, PA	6	71,720	97.8%	97.8%	70,120	641	9.14
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,609	13.07
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	684	6.70
Kings Plaza	New Bedford, MA	16	168,243	82.2%	82.2%	138,239	1,227	8.87
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue	Philadelphia, PA	1	20,380	100.0%	5.8%	1,180	40	34.21
Patuxent Crossing	California, MD	30	264,068	84.3%	84.3%	222,715	2,254	10.12
Pine Grove Plaza	Brown Mills, NJ	14	79,306	81.1%	49.6%	39,343	573	14.56
South Philadelphia	Philadelphia, PA	10	221,511	71.8%	71.8%	159,131	1,445	9.08
Southington Center	Southington, CT	10	155,842	100.0%	98.5%	153,507	1,172	7.64
Timpany Plaza	Gardner, MA	14	182,799	65.0%	65.0%	118,875	1,167	9.81
Trexler Mall	Trexlertown, PA	23	336,687	98.2%	98.2%	330,634	3,670	11.10
Washington Center Shoppes	Sewell, NJ	28	157,300	94.0%	94.0%	147,856	1,810	12.24
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,241	12.54
	CDR TOTAL	233	2,862,550	86.2%	82.3%	2,354,681	$24,244	$10.30

	COMBINED TOTAL	1,006	8,172,527	92.9%	90.4%	7,384,871	$73,240	$9.92

(1)    Reflects leases executed through December 31, 2022 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	18

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	19

Top Ten Tenants by Annualized Base Rent
Total Tenants : 1,006

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,435	6.06%	549,000	6.72%	$8.08
Kroger Co (1)	Grocery	2,097	2.86%	311,000	3.81%	6.74
Dollar Tree (2)	Discount Retailer	2,046	2.79%	244,000	2.99%	8.39
Piggly Wiggly	Grocery	1,509	2.06%	203,000	2.48%	7.43
Planet Fitness	Gym	1,443	1.97%	140,000	1.71%	10.31
TJX Companies (4)	Discount Retailer	1,186	1.62%	195,000	2.39%	6.08
Lowes Foods (3)	Grocery	1,181	1.61%	130,000	1.59%	9.08
Big Lots	Discount Retailer	1,079	1.47%	171,000	2.09%	6.31
Kohl's	Discount Retailer	1,031	1.41%	147,000	1.80%	7.01
Winn Dixie	Grocery	984	1.34%	134,000	1.64%	7.34
		$16,991	23.19%	2,224,000	27.22%	$7.64
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 17 / Family Dollar 7
(3) Lowes Foods 1 / KJ's Market 2
(4) Marshall's 4 / HomeGoods 2 / TJ Maxx 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	787,656	9.64%	—%	$—	—%	$—
MTM	14	57,298	0.70%	0.78%	843	1.15%	14.71
2023	123	495,810	6.07%	6.71%	5,635	7.69%	11.37
2024	164	908,659	11.12%	12.30%	9,712	13.26%	10.69
2025	171	1,202,547	14.71%	16.28%	11,811	16.13%	9.82
2026	146	898,230	10.99%	12.16%	9,737	13.29%	10.84
2027	142	720,776	8.82%	9.76%	8,615	11.76%	11.95
2028	70	1,049,374	12.84%	14.21%	8,270	11.29%	7.88
2029	49	470,930	5.76%	6.38%	4,425	6.04%	9.40
2030	30	445,826	5.46%	6.04%	3,267	4.46%	7.33
2031	28	340,279	4.16%	4.61%	3,254	4.44%	9.56
2032 & thereafter	69	795,142	9.73%	10.77%	7,671	10.49%	9.65
Total	1,006	8,172,527	100.00%	100.00%	$73,240	100.00%	$9.92

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	20

Leasing Summary
Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	311,069	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	20,300	117	3.24%	5.76	—	—	—	—%	—
2023	2	55,259	888	24.61%	16.07	5	151,616	953	3.41%	6.29
2024	1	32,000	125	3.46%	3.91	11	466,489	3,700	13.24%	7.93
2025	3	112,660	759	21.04%	6.74	15	608,431	4,502	16.11%	7.40
2026	1	20,152	97	2.69%	4.81	14	456,864	3,817	13.66%	8.35
2027	3	69,819	629	17.43%	9.01	5	149,546	1,221	4.37%	8.16
2028	—	—	—	—%	—	19	822,851	5,430	19.44%	6.60
2029	3	71,939	772	21.40%	10.73	6	174,928	1,014	3.63%	5.80
2030	—	—	—	—%	—	6	372,398	1,994	7.14%	5.35
2031	1	20,858	60	1.67%	2.88	4	195,516	1,733	6.20%	8.86
2032+	2	66,189	161	4.46%	2.43	14	531,652	3,574	12.80%	6.72
Total	17	780,245	$3,608	100.00%	$7.69	99	3,930,291	$27,938	100.00%	$7.11

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	476,587	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	13	36,998	726	3.87%	19.62	—	—	—	—%	—
2023	81	206,818	2,527	13.48%	12.22	35	82,117	1,267	5.52%	15.43
2024	95	206,853	2,878	15.35%	13.91	57	203,317	3,009	13.12%	14.80
2025	97	238,782	3,164	16.87%	13.25	56	242,674	3,386	14.76%	13.95
2026	76	192,982	2,677	14.28%	13.87	55	228,232	3,146	13.71%	13.78
2027	78	216,949	3,241	17.28%	14.94	56	284,462	3,524	15.36%	12.39
2028	21	66,064	993	5.30%	15.03	30	160,459	1,847	8.05%	11.51
2029	14	47,450	598	3.19%	12.60	26	176,613	2,041	8.90%	11.56
2030	11	23,138	373	1.99%	16.12	13	50,290	900	3.92%	17.90
2031	5	26,468	274	1.46%	10.35	18	97,437	1,187	5.17%	12.18
2032+	26	79,047	1,301	6.93%	16.46	27	118,254	2,635	11.49%	22.28
Total	517	1,818,136	$18,752	100.00%	$13.98	373	1,643,855	$22,942	100.00%	$13.96

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	21

Leasing Summary
WHLR Leasing Renewals and New Leases

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Renewals(1):
Leases renewed with rate increase (sq feet)	212,108	137,644	551,939	402,875
Leases renewed with rate decrease (sq feet)	3,744	1,400	33,548	67,743
Leases renewed with no rate change (sq feet)	1,800	60,049	219,511	148,542
Total leases renewed (sq feet)	217,652	199,093	804,998	619,160

Leases renewed with rate increase (count)	25	33	92	104
Leases renewed with rate decrease (count)	1	1	9	11
Leases renewed with no rate change (count)	1	2	25	23
Total leases renewed (count)	27	36	126	138

Option exercised (count)	5	6	16	22

Weighted average on rate increases (per sq foot)	$0.99	$0.97	$1.16	$0.85
Weighted average on rate decreases (per sq foot)	$(1.51)	$(0.15)	$(1.94)	$(2.18)
Weighted average rate on all renewals (per sq foot)	$0.94	$0.67	$0.71	$0.32

Weighted average change over prior rates	9.19%	6.13%	7.73%	3.05%

New Leases(1) (2):
New leases (sq feet)	70,232	118,548	214,936	436,170
New leases (count)	14	14	65	76
Weighted average rate (per sq foot)	$9.78	$7.08	$11.88	$8.30
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	22

Leasing Summary (continued)
CDR Leasing Renewals and New Leases

	Three Months Ended December 31,	Six Months Ended December 31,
	2022	2022
Renewals(1):
Leases renewed with rate increase (sq feet)	81,904	124,875
Leases renewed with rate decrease (sq feet)	—	29,223
Leases renewed with no rate change (sq feet)	64,950	64,950
Total leases renewed (sq feet)	146,854	219,048

Leases renewed with rate increase (count)	4	12
Leases renewed with rate decrease (count)	—	2
Leases renewed with no rate change (count)	3	3
Total leases renewed (count)	7	17

Option exercised (count)	1	2

Weighted average on rate increases (per sq foot)	$2.43	$1.91
Weighted average on rate decreases (per sq foot)	$—	$(0.28)
Weighted average rate on all renewals (per sq foot)	$1.36	$1.05

Weighted average change over prior rates	14.35%	10.26%

New Leases(1) (2):
New leases (sq feet)	120,853	159,213
New leases (count)	9	14
Weighted average rate (per sq foot)	$11.04	$10.70
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	23

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	24

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, market lease amortization, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 12/31/2022 unless otherwise stated	25